UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Background

On October 3, 2006, Axonyx Inc. (“Axonyx”) completed its business combination with TorreyPines Therapeutics, Inc. (“TPTX”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization among Axonyx, Autobahn Acquisition, Inc., a wholly owned subsidiary of Axonyx, and TPTX, dated as of June 7, 2006 (the “Merger Agreement”) pursuant to which TPTX became a wholly owned subsidiary of Axonyx (the “Merger”). As a result of the Merger, Axonyx changed its name to TorreyPines Therapeutics, Inc. (“TorreyPines”) and TPTX changed its name to TPTX, Inc. Following the closing of the Merger, the business conducted by TorreyPines became primarily the business conducted by TPTX immediately prior to the Merger and the following TPTX agreements and arrangements effectively became material agreements and arrangements of TorreyPines.

Material TorreyPines Agreements

Alliance and Collaboration Agreements

Eli Lilly & Co.

In April 2003, TPTX entered into an agreement with Eli Lilly & Company, or Eli Lilly, to obtain an exclusive license to Eli Lilly’s AMPA/kainate, or AK, antagonist assets including its lead drug candidate, tezampanel, and NGX426. TPTX paid Eli Lilly an up-front license fee of $6 million under the agreement. If specified development, regulatory and commercial milestones are achieved, TPTX will be obligated to make milestone payments to Eli Lilly. TPTX is also obligated to pay royalties to Eli Lilly on any sales of tezampanel and NGX426. TPTX is required to use commercially reasonable efforts to develop and commercialize the product candidates subject to the agreement, including use of commercially reasonable efforts to achieve specified development events within specified timeframes.

Under the agreement, if TPTX decides to sublicense its rights to commercialize any of the product candidates licensed to it under the agreement in the United States or all of its rights under the agreement worldwide, it is obligated first to provide Eli Lilly the opportunity to negotiate to obtain those rights. Eli Lilly must notify TPTX of its interest in exercising its negotiation rights within a specified period and, if it is interested, has a specified period from the date of TPTX’s original notice to negotiate a mutually acceptable agreement. If an agreement is not reached within that time, TPTX is free to enter an agreement with the outside party as long as the terms of that agreement are superior to the terms last offered by Eli Lilly.

The term of the agreement will continue until all royalty payment obligations have expired, unless the agreement is earlier terminated. Eli Lilly may terminate the agreement for any uncured material breach of the agreement by TPTX, including any breach of its diligence obligations, or if TPTX goes into bankruptcy or makes a general assignment of its assets to its creditors. If Eli Lilly terminates the agreement for any of these reasons, all of the rights granted to TPTX under the agreement will revert to Eli Lilly, and TPTX is obligated to grant Eli Lilly a non-exclusive license to any of TPTX’s proprietary technology necessary to develop and commercialize tezampanel and NGX426 and to any regulatory documentation it may have regarding the products. Eli Lilly is obligated to pay TPTX a royalty on any sales of tezampanel and NGX426 until TPTX has received a maximum specified amount from Eli Lilly. Eli Lilly may also terminate the agreement if there is a force majeure event that prevents TPTX from performing its obligations under the agreement, or if there is a change of control of TPTX, unless the party acquiring TPTX in the change of control undertakes all of its obligations under the agreement. If Eli Lilly terminates the agreement for any of these reasons, Eli Lilly and TPTX will negotiate in good faith reasonable compensation from Eli Lilly to TPTX for use of any of TPTX’s proprietary technology or regulatory documentation by Eli Lilly.

Life Science Research Israel

In May 2004, TPTX entered into an agreement with Life Science Research Israel, or LSRI, to obtain an exclusive license to their muscarinic agonist assets including its lead drug candidate for Alzheimer’s Disease, or AD, NGX267, and NGX292. No up-front license fee was paid. For the first two years of the agreement, TPTX provided specified amounts of research funding to LSRI. To date, TPTX has paid LSRI approximately $2.15 million upon achievement of specified development milestones. If additional specified development, regulatory and commercial milestones are achieved, TPTX will be obligated to make milestone payments to LSRI, which may total up to an additional $18.25 million. TPTX is also obligated to pay royalties to LSRI on sales of NGX267 and NGX292 and to pay LSRI a percentage of specified payments it receives upon sublicensing rights to either compound, subject to a minimum amount payable to LSRI for the first sublicense. If TPTX sublicenses rights to a compound after a specified point in development of the compound, LSRI will select the level of royalty and sublicense payments from among alternatives provided in the agreement. TPTX is required to use commercially reasonable efforts to develop and commercialize the product candidates subject to the agreement, including use of commercially reasonable efforts to achieve specified development events within specified timeframes.

The term of the agreement will continue until all payment obligations have expired, unless the agreement is earlier terminated. LSRI may terminate the agreement for uncured material breach of the agreement by TPTX, including any breach of TPTX’s diligence obligations, or if TPTX goes into bankruptcy, makes a general assignment of its assets to its creditors, or dissolves or winds up its business. If TPTX terminates the agreement other than for uncured material breach of the agreement by LSRI or bankruptcy, general assignment of assets to creditors, dissolution or winding up of LSRI, all of the rights granted to TPTX under the agreement will revert to LSRI, and TPTX is obligated to provide LSRI data generated on NGX267 and NGX292 and grant LSRI a non-exclusive license to any of TPTX’s intellectual property that is necessary to develop and commercialize NGX267 and NGX292. LSRI is obligated to pay TPTX a royalty on any sales of NGX267 and NGX292 if the termination occurs after a specified level of development has been completed.

Eisai Ltd.

Since March 2001, TPTX has had an ongoing relationship with Eisai Ltd., or Eisai, with respect to TPTX’s AD drug and target discovery programs.

2005 AD Genetics Research Program Cooperation Agreement

In October 2005, TPTX entered into a cooperation agreement with Eisai to continue to work together on TPTX’s AD genetics research program that focuses on the discovery of genes responsible for late onset AD. The agreement has a two-year term and may be extended by Eisai for up to an additional 12 months. Under the agreement, Eisai is funding TPTX’s work regarding the genetics program and Eisai has exclusive, time-limited rights of first negotiation and refusal for gene targets discovered and validated in the course of the genetics program. The payments TPTX may receive under this agreement total approximately $15 million which includes research support and a cash payment for the first negotiation and refusal, and an extension fee if Eisai chooses to extend the agreement.

During the term of the agreement, if TPTX decides to consider the sale of all of its business, or any portion of its business that includes the genetics program technology, through a merger, sale of assets or similar transaction, TPTX must first notify Eisai and Eisai has a time-limited right to discuss a proposal for such a transaction with TPTX, which right terminates upon the initial public offering of common stock of TPTX.

Under the agreement, both TPTX and Eisai have limited termination rights. In an event that Eisai is in breach of the agreement or TPTX is in breach of the agreement, both parties must attend an alternative dispute hearing in order to attempt to resolve the breach. If after the hearing, the party in breach is unable or unwilling to resolve the breach, the non-breaching party may terminate the agreement. There is no other right of termination by either TPTX or Eisai under the agreement.

2005 Amyloid Beta Collaboration Agreement

In February 2005, TPTX entered into a collaboration agreement with Eisai regarding TPTX’s program for discovery of novel, small molecule compounds designed to delay the onset or slow the progression of AD. The agreement has a two-year term and may be extended by Eisai for up to an additional 12 months. TPTX has received a $10 million cash payment from Eisai in consideration of the rights granted to Eisai under the agreement. Under the agreement, Eisai has exclusive, time-limited rights of first negotiation and refusal for compounds discovered in the course of the program.

During the term of the agreement, if TPTX decides to consider the sale of all of its business, or any portion of its business that includes the genetics program technology, through a merger, sale of assets or similar transaction, TPTX must first notify Eisai and Eisai has a time-limited right to discuss a proposal for such a transaction with TPTX, which right terminates upon the initial public offering of common stock of TPTX.

Under the agreement, both TPTX and Eisai have limited termination rights. In the event that Eisai is in breach of the agreement or TPTX is in breach of the agreement, both parties must attend an alternative dispute hearing in order to attempt to resolve the breach. If after the hearing, the party in breach is unable or unwilling to resolve the breach, the non-breaching party may terminate the agreement. There is no other right of termination by either TPTX or Eisai under the agreement.

University of Iowa Research Foundation

TPTX has a license agreement with University of Iowa Research Foundation, or UIRF, pursuant to which UIRF has granted to TPTX an exclusive (except as to UIRF and any of its non-exclusive licensees for research purposes) license in the United States, with the right to sublicense, to certain patents and patent applications relating to spinal administration of tezampanel.

If specified regulatory and patent-related milestones are achieved, TPTX will be obligated to make milestone payments to UIRF which may total up to $400,000. TPTX must also pay UIRF an annual license maintenance fee against which other payments made by TPTX to UIRF under the agreement may be credited. TPTX is also obligated to pay royalties to UIRF on any sales of tezampanel using the licensed patent rights and to pay UIRF a percentage of specified payments it receives upon sublicensing rights to the licensed patent rights. TPTX is required to use commercially reasonable efforts to commercialize products using the licensed patent rights.

This agreement will continue until the expiration of the last to expire of the licensed patents and patent applications unless earlier terminated. UIRF may terminate the agreement for uncured breach of the agreement by TPTX, including any breach of TPTX’s diligence obligations, or if TPTX goes into bankruptcy, makes a general assignment of its assets to its creditors, or dissolves or winds up its business.

Johnson & Johnson Development Corporation

 TPTX has an agreement with Johnson & Johnson Development Corporation, or JJDC, regarding TPTX’s development work into the effects of using M1 agonists in the treatment of CNS diseases and disorders. Upon completion of a specified level of development of TPTX’s lead M1 agonist, TPTX is obligated to provide results for the compound to JJDC.

For a specified period following receipt of the results, or at an earlier time as agreed to by JJDC and TPTX, JJDC has the exclusive right to negotiate with TPTX regarding any sale, transfer, license or other distribution of any TPTX’s intellectual property rights or products related to TPTX’s M1 agonist program, referred to as an M1 agonist transaction. If an agreement is not reached within that time, then during a specified period after the end of the period of negotiation with JJDC, TPTX may enter in an agreement with a third party regarding an M1 agonist transaction on terms that are more favorable to TPTX than the terms last proposed by JJDC. If, however, during the specified period after the end of the period of negotiation with JJDC, TPTX proposes to enter in an agreement with a third party regarding an M1 agonist transaction on terms that are equivalent to or less favorable to TPTX than the terms last proposed by JJDC, TPTX must first offer JJDC the right to enter into an agreement with TPTX on the terms proposed by the third party. If JJDC notifies TPTX that it wishes to complete an M1 agonist transaction on the terms offered by the third party within a specified notice period, then the parties will negotiate an agreement on those terms during a specified negotiation period. If JJDC does not notify TPTX that it wishes to complete an M1 agonist transaction on the terms offered by the third party within the specified notice period or if the parties are not able to enter into an agreement on those terms within a specified negotiation period, TPTX is free to enter an agreement with the third party as long as the terms of that agreement are no less favorable to TPTX than the terms presented to JJDC.  JJDC’s rights as described above terminate at the end of the specified period after the end of the period of negotiation with JJDC, or, if TPTX notifies JJDC during that period of a proposed M1 agonist transaction with a third party on terms that are equivalent to or less favorable to TPTX than the terms last proposed by JJDC, the rights terminate at the end of a new designated period for JJDC and TPTX to negotiate an agreement upon such new terms.

JJDC may assign its rights under the agreement to one of its affiliates. The provisions of the agreement do not apply to, or restrict TPTX with respect to, any sale of all or substantially all of the business or assets of TPTX. TPTX will, however, remain subject to the terms of the agreement following any such transaction effected during the term of the agreement, including the transaction with Axonyx.

The foregoing description of the terms and conditions of the agreements with each of Eli Lilly, LSRI, Eisai, UIRF and JJDC set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each such document attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated by reference herein.

Loan Agreement with Oxford Finance Corporation and Silicon Valley Bank

On September 27, 2005, TPTX entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance Corporation (“Oxford”) and Silicon Valley Bank (“SVB” and collectively with Oxford, the “Lenders”) pursuant to which the Lenders agreed to loan TPTX up to an aggregate principal amount of $10,000,000, in two $5,000,000 tranches.  Pursuant to the terms of the Loan Agreement, TPTX granted the Lenders a security interest in substantially all of the it’s assets other than intellectual property.  The first six payments of the first tranche were interest only.  The first tranche is payable in monthly installments, with a final payment due on April 1, 2009.  The second tranche is payable in monthly installments, with a final payment due on March 1, 2009.  The Loan Agreement also contains certain customary representations and warranties and covenants.  In connection with the Loan Agreement, TPTX issued warrants to purchase up to an aggregate of 366,664 shares of preferred stock of the registrant at an exercise price of $1.50 per share (the “Warrants”).  Pursuant to the terms of the Warrants, at the effective time of the merger, the successor entity shall assume the obligations under the Warrants and the Warrants shall be exercisable for the same securities, cash and property as would be payable for the shares issuable upon the exercise of the Warrants as if such shares were outstanding on the record date for the merger, and the number of shares and/or the exercise price of the Warrants shall be adjusted accordingly.

The foregoing description of the terms and conditions of the Loan Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of such document attached hereto as Exhibit 10.7 and is incorporated by reference herein.

Director Compensation

As described in the Registration Statement (as defined in Item 2.01 of this report), upon the closing of the Merger, we adopted a revised compensation policy for TorreyPines’ non-employee directors.  Upon the closing of the Merger, each non-employee director became entitled to receive an annual fee of $10,000 for service as a director. TorreyPines will reimburse its directors for their reasonable expenses incurred in attending meetings of the Board of Directors of TorreyPines (the “Board”). TorreyPines’ directors may participate in our stock incentive plans. The chairman of the audit committee will receive an additional annual fee of $10,000, the chairman of the compensation committee will receive an additional annual fee of $5,000, and the chairman of the corporate governance and nominating committee will receive an additional annual fee of $5,000.

Assumed Options Pursuant to the Assumed TorreyPines 2000 Equity Incentive Plan

At the time of the Merger, TorreyPines assumed the outstanding stock options of TPTX (the “Assumed Options”) granted under the TorreyPines 2000 Equity Incentive Plan, as amended (the “2000 Plan”).

Such Assumed Options are subject to the terms of the 2000 Plan and, in each case, are also subject to the terms and conditions of an incentive stock option agreement or non-qualified stock option agreement as the case may be, issued under the 2000 Plan.

The 2000 Plan and the form of Stock Option Agreement evidencing such Assumed Options are attached hereto as Exhibits 10.8 and 10.9 and are incorporated herein by reference.

Lease Agreement

TPTX entered into a lease agreement with Slough TPSP LLC dated as of July 18, 2005, which became effective February 10, 2006 for the premises located in Suite 300, 11085 North Torrey Pines Road, La Jolla, CA 92037 (the “Lease”).  The Lease is for a term of three years at a monthly rate of $49,396 during the first year, $50,808 during the second year and $52,421 during the third year.

The foregoing description of the terms and conditions of the Lease set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of such document attached hereto as Exhibit 10.10 and is incorporated by reference herein.

Executive Agreements

Neil M. Kurtz Employee Offer Letter

TPTX entered into an offer letter with Neil M. Kurtz, M.D., its President and Chief Executive Officer, dated as of September 19, 2001. The offer letter with Dr. Kurtz provides for an annual salary of $300,000, that is reviewed annually by the TPTX’s board of directors and may be increased at the sole discretion of the TPTX’s board of directors. Dr. Kurtz will be eligible to earn a performance bonus based on his achievement of certain milestones, as mutually agreed upon by Dr. Kurtz and the TPTX’s board of directors. The offer letter also provides for the grant of a stock option to buy 5 percent of the outstanding shares of TPTX’s common stock on a fully-diluted basis as of September 19, 2001. Under Dr. Kurtz’s offer letter, if Dr. Kurtz’s employment is terminated by TPTX without “cause,” as defined in the offer letter, he will be entitled to severance payments in the form of continuation of his base salary in effect at the time of termination for twelve months and twelve months of accelerated vesting of the unvested shares of his stock option grant. If Dr. Kurtz’s employment is terminated by the company or its successor company without “cause,” as defined in the offer letter, within 6 months following a change in control, as defined in the offer letter, then upon furnishing TPTX with an executed release and waiver of claims: (i) one-hundred percent of the above option will vest, and (ii) Dr. Kurtz will receive 1 year of base salary in effect at the time of termination.

Craig Johnson Employee Offer Letter

        TPTX entered into an offer letter with Craig Johnson, its Vice President, Finance, Chief Financial Officer and Secretary, dated November 17, 2003  Mr. Johnson’s offer letter provides for an annual salary of $181,500 and a stock option grant of 150,000 shares of TPTX’s common stock. Mr. Johnson’s offer letter also provides that if his employment is terminated by TPTX without cause or should Mr. Johnson’s position be eliminated or adversely effected by change of control of TPTX, Mr. Johnson will be eligible for payment of his full salary for a period of nine months.

The foregoing description of the terms and conditions of the Offer Letters set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each such document attached hereto as Exhibits 10.11 and 10.12 and is incorporated by reference herein.

Indemnity Agreement

On October 5, 2006, at a meeting of the Board, the Board approved a form of indemnity agreement to be entered into between TorreyPines and each of its directors and executive officers.  The form of indemnity agreement provides such individuals with, among other things, certain indemnification and advancement rights in third-party proceedings, proceedings by or in the right of the corporation and proceedings in which the indemnitee is wholly or partly successful. The foregoing description of the form of indemnity agreement is qualified in its entirety by reference to the form of indemnity agreement, which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 3, 2006, TorreyPines announced the closing of the Merger.  Also on October 3, 2006, in connection with the Merger, Axonyx effected a 1-for-8 reverse stock split of its common stock, Axonyx’s name was changed to “TorreyPines Therapeutics, Inc.” and the state of incorporation of Axonyx was converted from Nevada to Delaware.  The Merger, a reverse stock split in the range of 1-for-5 to 1-for-10, the name change and the change of the state of incorporation were approved by the stockholders of Axonyx at Axonyx’s 2006 Annual Meeting of Stockholders held on September 28, 2006.  The board of directors of Axonyx fixed the ratio of the reverse stock split at 1-for-8.  Upon the closing of the Merger, the company changed its name from “Axonyx Inc.” to “TorreyPines Therapeutics, Inc.”  In the following discussion, “TorreyPines” refers to the public company, formerly known as Axonyx and now known as TorreyPines Therapeutics, Inc. and “TPTX” refers to the subsidiary of TorreyPines resulting from the Merger, formerly known as TorreyPines Therapeutics, Inc and now known as TPTX, Inc.

Under the terms of the Merger Agreement, TorreyPines issued shares of common stock to the TPTX stockholders.  Holders of TPTX preferred stock also received a warrant to purchase shares of TorreyPines common stock.  TorreyPines assumed all of the stock options and stock warrants of TPTX outstanding as of October 3, 2006, such that the former TPTX stockholders, option holders and warrant holders owned, as of the closing of the Merger, approximately 58% of the TorreyPines common stock on a fully-diluted basis and the stockholders, option holders and warrant holders of Axonyx prior to the Merger owned, as of the closing, approximately 42% of the TorreyPines common stock on a fully-diluted basis. Following the completion of the Merger and the reverse stock split, TorreyPines now has approximately 15.7 million shares of common stock outstanding.

The issuance of the shares of TorreyPines common stock to the former stockholders of TPTX was registered with the Securities and Exchange Commission on a Registration Statement on Form S-4 (Reg. No. 333-136018). Please see the information set forth in the section of the Registration Statement entitled “Interests of Axonyx’s Directors and Executive Officers in the Merger” and “Interests of TorreyPines’ Directors and Executive Officers in the Merger” for a description of the relationships, other than in respect of the Merger, between and among Axonyx, TPTX and their respective officers and directors.

The Merger Agreement and amendment no. 1 thereto are filed herewith as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On October 5, 2006, the Board adopted a new a form of stock certificate representing its common stock on and after the effective time of the Merger. The form of stock certificate is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)  On June 13, 2000 TPTX engaged Ernst & Young LLP as its independent registered public accounting firm.  Ernst & Young LLP continues to represent TPTX as its independent registered public accounting firm.  Eisner LLP continues to represent TorreyPines as its independent registered public accounting firm.

Item 5.01. Changes in Control of Registrant.

(a) Reference is made to Item 2.01 and 3.02 of this report. Immediately following the closing of the Merger on October 3, 2006, former TPTX stockholders held approximately 58% of the outstanding shares of TorreyPines common stock in the aggregate, and the Axonyx pre-merger stockholders held approximately 42% of TorreyPines outstanding common stock in the aggregate. With respect to the former stockholders of TPTX, entities affiliated with Alta Venture Partners and GIMV NV beneficially held approximately 16.4% and 16.3%, respectively, of TorreyPines outstanding common stock immediately following the closing of the merger.

Pursuant to the terms of the Merger Agreement, all of Axonyx’s current executive officers resigned from their positions effective as of the closing of the Merger as follows: Gosse B. Bruinsma, Chief Executive Officer, President and Chief Operation Officer and S. Colin Neill, Chief Financial Officer, Treasurer and Secretary.

In addition, the Axonyx board of directors appointed each of Neil M. Kurtz, M.D. to serve as TorreyPines President and Chief Executive Officer, Evelyn Graham to serve as Chief Operating Officer and Craig Johnson to serve as Vice President, Finance, Chief Financial Officer and Secretary, each effective as of the closing of the Merger.

Also on October 3, 2006, as described in the Registration Statement, Gosse B. Bruinsma, M.D. and Ralph Snyderman, M.D. resigned from the Board effective as of the closing of the Merger, and Dr. Kurtz, William T. Comer, Ph.D., Peter Davis, Ph.D., Jean Deleage, Ph.D., Jason Fisherman, M.D. and Patrick Van Beneden, each of whom previously served as a director of TPTX, were appointed to the Board effective as of the closing of the Merger. These resignations and appointments were made pursuant to the terms of the Merger Agreement, as amended, which provided TPTX with the authority to designate six individuals as directors.  Pursuant to the terms of the Merger Agreement, as amended, and as described in the Registration Statement, Steven B. Ratoff, Marvin S. Hausman, M.D., Steven H. Ferris, Ph.D. and Louis G. Cornacchia will continue to serve on the Board.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Reference is made to Item 5.01 of this report. Pursuant to the terms of the Merger Agreement, Gosse B. Bruinsma, M.D. and Ralph Snyderman, M.D. resigned from the Board effective as of the closing of the Merger.  Also, pursuant to the terms of the Merger Agreement, all of Axonyx’s current executive officers resigned from their positions effective as of the closing of the Merger as follows: Gosse B. Bruinsman, Chief Executive Officer, President and Chief Operation Officer and S. Colin Neill, Chief Financial Officer, Treasurer and Secretary.

(c) Reference is made to Item 5.01 of this report.  The Axonyx board of directors appointed each of Neil M. Kurtz, M.D. to serve as TorreyPines President and Chief Executive Officer, Evelyn Graham to serve as Chief Operating Officer and Craig Johnson to serve as Vice President, Finance, Chief Financial Officer and Secretary, each effective as of the closing of the Merger.

(d) Dr. Kurtz, William T. Comer, Ph.D., Peter Davis, Ph.D., Jean Deleage, Ph.D., Jason Fisherman, M.D. and Patrick Van Beneden, each of whom previously served as a director of TPTX, were appointed to the Board effective as of the closing of the Merger. Dr. Comer was appointed to the Board’s corporate governance and nominating committee.  Dr. Davis was appointed to the Board’s audit committee and compensation committee. Dr. Deleage was appointed to the Board’s corporate governance and nominating committee.  Dr. Fisherman was appointed to the Board’s compensation committee.  Mr. Van Beneden was appointed to the Board’s compensation committee.

Item 5.03. Amendments to Charter and Bylaws

On September 28, 2006, the board of directors of Axonyx approved an amendment to Axonyx’s articles of incorporation effecting a 1-for-8 reverse stock split of the issued shares of Axonyx common stock (the “Reverse Stock Split Amendment”). Upon the effectiveness of the Reverse Stock Split Amendment (the “Split Effective Time”), the issued shares of Axonyx common stock immediately prior to the Split Effective Time were reclassified into a smaller number of shares, such that an Axonyx stockholder now owns one new share of TorreyPines common stock for each eight shares of issued common stock held by that stockholder immediately prior to the Split Effective Time. The Reverse Stock Split Amendment was approved at the Annual Meeting of Axonyx stockholders held on September 28, 2006.  The Reverse Stock Split Amendment was filed with the Secretary of State of Nevada and became effective on October 3, 2006.

On July 24, 2006, the board of directors of Axonyx approved an amendment to Axonyx’s articles of incorporation to change the name of the corporation from “Axonyx Inc.” to “TorreyPines Therapeutics, Inc.” upon the consummation of the Merger (the “Name Change Amendment”). The Name Change Amendment was approved at the Annual Meeting of Axonyx stockholders held on September 28, 2006. The Name Change Amendment was filed with the Secretary of State of Nevada and became effective on October 3, 2006.

On July 24, 2006, the board of directors of Axonyx approved the change of Axonyx’s state of incorporation from Nevada to Delaware immediately prior to the consummation of the Merger (the “Conversion”). The Conversion was approved at the Annual Meeting of Axonyx stockholders held on September 28, 2006. The Conversion became effective on October 3, 2006.

In connection with the Conversion, Axonyx filed on October 3, 2006 with the Secretary of State of the State of Delaware a Certificate of Incorporation that sets forth the rights, preferences and privileges of the stockholders of TorreyPines capital stock. At the Annual Meeting of Axonyx stockholders held on September 28, 2006, the stockholders of Axonyx approved the Certificate of Incorporation and adopted bylaws to be effective upon closing of the Merger.  The Certificate of Incorporation and Bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Reverse Stock Split Amendment, Name Change Amendment and Conversion set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment filed with the Secretary of State of the State of Nevada, the Articles of Conversion filed with the Secretary of State of the State of Nevada and the Certificate of Conversion filed with the Secretary of State of the State of Delaware attached as Exhibits 3.2, 3.3 and 3.4 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure; Item 8.01 Other Events.

On October 19, 2006, the slide presentation attached hereto as Exhibit 99.1 will be presented by TorreyPines Therapeutics, Inc. at the Windhover Neuroscience Partnering Conference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The consolidated financial statements of TorreyPines, including the report of the independent registered public accounting firm, Ernst & Young LLP, required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before December 13, 2006.

The unaudited consolidated financial statements of TorreyPines required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before December 13, 2006.

(b) Pro Forma Financial Information

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before December 13, 2006.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization, dated as of June 7, 2006, by and among Axonyx Inc., Autobahn Acquisition, Inc. and TorreyPines Therapeutics, Inc. filed with the Securities and Exchange Commission on July 25, 2006 as Annex A to the Registration Statement on Form S-4 (Reg. No. 333-136018)

2.2

Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of August 25, 2006, by and among Axonyx Inc., Autobahn Acquisition, Inc. and TorreyPines Therapeutics, Inc. filed with the Securities and Exchange Commission on August 25, 2006 as Annex A to Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No. 333-136018)

3.1	Certificate of Incorporation of TorreyPines Therapeutics, Inc.
3.2	Bylaws of TorreyPines Therapeutics, Inc.
3.3

Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting a 1-for-8 reverse stock of Axonyx Inc. common stock and changing the name of the corporation from Axonyx Inc. to TorreyPines Therapeutics, Inc.

3.4	Articles of Conversion filed with the Secretary of State of the State of Nevada changing the state of incorporation
3.5	Certificate of Conversion filed with the Secretary of State of the State of Delaware
10.1	Development and License Agreement between TorreyPines Therapeutics, Inc. (formerly Neurogenetics, Inc.) and Eli Lilly and Company, effective as of April 21, 2003.
10.2	Research and License Agreement by and between TorreyPines Therapeutics, Inc. and Life Science Research Israel Ltd. dated as of May 10, 2004.
10.3	Cooperation Agreement by and between TorreyPines Therapeutics, Inc. and Eisai Co. Ltd. dated as of October 1, 2005.
10.4	Collaboration Agreement by and between TorreyPines Therapeutics, Inc. and Eisai Co. Ltd. dated as of February 28, 2005.
10.5	License Agreement by and between TorreyPines Therapeutics, Inc. and University of Iowa Research Foundation dated as of May 10, 2006.
10.6	Letter Agreement by and between TorreyPines Therapeutics, Inc. and Johnson and Johnson Development Corporation dated as of August 24, 2004.
10.7	Loan and Security Agreement dated as of September 27, 2005 by and among the TorreyPines Therapeutics, Inc, Oxford Finance Corporation and Silicon Valley Bank.
10.8	TorreyPines 2000 Equity Incentive Plan.
10.9	Form of Stock Option Agreement under TorreyPines 2000 Equity Incentive Plan.
10.10	Lease Agreement by and between TorreyPines Therapeutics, Inc and Slough TPSP LLC dated as of July 18, 2005, which became effective February 10, 2006.
10.11	Offer Letter by and between TorreyPines Therapeutics, Inc. and Neil Kurtz dated as of September 19, 2001.
10.12	Offer Letter by and between TorreyPines Therapeutics, Inc. and Craig Johnson dated as of November 17, 2003
10.13	Form of Indemnity Agreement.
99.1	Slide presentation of TorreyPines Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: October 10, 2006
	By:	/s/ Neil M. Kurtz
Name: Neil M. Kurtz, M.D.
Title: President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization, dated as of June 7, 2006, by and among Axonyx Inc., Autobahn Acquisition, Inc. and TorreyPines Therapeutics, Inc. filed with the Securities and Exchange Commission on July 25, 2006 as Annex A to the Registration Statement on Form S-4 (Reg. No. 333-136018)

2.2

Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of August 25, 2006, by and among Axonyx Inc., Autobahn Acquisition, Inc. and TorreyPines Therapeutics, Inc. filed with the Securities and Exchange Commission on August 25, 2006 as Annex A to Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No. 333-136018)

3.1	Certificate of Incorporation of TorreyPines Therapeutics, Inc.
3.2	Bylaws of TorreyPines Therapeutics, Inc.
3.3

Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting a 1-for-8 reverse stock of Axonyx Inc. common stock and changing the name of the corporation from Axonyx Inc. to TorreyPines Therapeutics, Inc.

3.4	Articles of Conversion filed with the Secretary of State of the State of Nevada changing the state of incorporation
3.5	Certificate of Conversion filed with the Secretary of State of the State of Delaware
10.1	Development and License Agreement between TorreyPines Therapeutics, Inc. (formerly Neurogenetics, Inc.) and Eli Lilly and Company, effective as of April 21, 2003.
10.2	Research and License Agreement by and between TorreyPines Therapeutics, Inc. and Life Science Research Israel Ltd. dated as of May 10, 2004.
10.3	Cooperation Agreement by and between TorreyPines Therapeutics, Inc. and Eisai Co. Ltd. dated as of October 1, 2005.
10.4	Collaboration Agreement by and between TorreyPines Therapeutics, Inc. and Eisai Co. Ltd. dated as of February 28, 2005.
10.5	License Agreement by and between TorreyPines Therapeutics, Inc. and University of Iowa Research Foundation dated as of May 10, 2006.
10.6	Letter Agreement by and between TorreyPines Therapeutics, Inc. and Johnson and Johnson Development Corporation dated as of August 24, 2004.
10.7	Loan and Security Agreement dated as of September 27, 2005 by and among the TorreyPines Therapeutics, Inc, Oxford Finance Corporation and Silicon Valley Bank.
10.8	TorreyPines 2000 Equity Incentive Plan.
10.9	Form of Stock Option Agreement under TorreyPines 2000 Equity Incentive Plan.
10.10	Lease Agreement by and between TorreyPines Therapeutics, Inc and Slough TPSP LLC dated as of July 18, 2005, which became effective February 10, 2006.
10.11	Offer Letter by and between TorreyPines Therapeutics, Inc. and Neil Kurtz dated as of September 19, 2001.
10.12	Offer Letter by and between TorreyPines Therapeutics, Inc. and Craig Johnson dated as of November 17, 2003
10.13	Form of Indemnity Agreement.
99.1	Slide presentation of TorreyPines Therapeutics, Inc.